Filed Pursuant to Rule 424(b)(5)
Registration No. 333-131278
Pricing Supplement No. 1
(To Prospectus dated January 25, 2006
  and Prospectus Supplement dated March 20, 2007)
UDR, Inc.
$150,000,000
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue
          The notes will bear interest at a rate of 5.50% per year. We will pay interest on the notes on April 1 and October 1 of each year. The first interest payment will be made on October 1, 2007. The notes will mature on April 1, 2014, unless redeemed prior to that date.
      The notes will be our senior indebtedness under our senior indenture dated November 1, 1995, which we refer to as the “indenture.” The notes will not be subject to a sinking fund and will not be convertible or exchangeable into other securities.
       Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement dated March 20, 2007 and on page 3 of the accompanying prospectus dated January 25, 2006.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	99.655%	$149,482,500
Underwriting discount	0.600%	$900,000
Proceeds to us (before expenses)	99.055%	$148,582,500
      Interest will accrue from March 27, 2007.
      Citigroup Global Markets Inc. expects to deliver the notes in book-entry form only through the facilities of The Depositary Trust Company against payment in New York, New York on or about March 27, 2007.

Book-Running Manager
Citigroup

Co-Managers

SunTrust Robinson Humphrey	Wells Fargo Securities
March 20, 2007

      You should rely only on the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the agents are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and prospectus relating to any issuance of notes, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. References in this prospectus supplement to “UDR,” “we,” “us,” “our” or “the company” are to UDR, Inc.

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UDR, INC.
      UDR, Inc. is a self administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities nationwide. At December 31, 2006, our apartment portfolio included 242 communities located in 33 markets, with a total of 70,339 completed apartment homes. In addition, we had five apartment communities under development. We changed our corporate name from United Dominion Realty Trust, Inc. to UDR, Inc. on March 14, 2007. References in this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus to “UDR,” “United Dominion Realty Trust, Inc.,” “United Dominion,” “the Company,” “we,” “us” or “our” shall be deemed to refer to UDR, Inc.
USE OF PROCEEDS
      The net proceeds from the sale of the notes are estimated to be approximately $148.3 million after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our $500 million unsecured revolving credit facility or for other general corporate purposes. Our $500 million unsecured revolving credit facility matures in May 2008 and, at our option, can be extended an additional year. We have the right to increase the credit facility to $750 million under certain circumstances. Based on our current credit ratings, the credit facility bears interest at a rate equal to LIBOR plus 57.5 basis points. Under a competitive bid feature, and for so long as we maintain an Investment Grade Rating, we have the right to bid out 100% of the commitment amount. As of March 19, 2007, $233.5 million was outstanding under the credit facility leaving $266.5 million of unused capacity. Amounts repaid under the unsecured credit facilities may be reborrowed.
DESCRIPTION OF NOTES
      The following description of the terms of the Medium-Term Notes, Series A Due Nine Months or More from Date of Issue, referred to in this pricing supplement as the “notes,” supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus in making your investment decision.
General
      We will issue the notes as a series of Debt Securities under an indenture, referred to in this pricing supplement as the “indenture,” dated as of November 1, 1995, as amended or modified from time to time, with U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. The terms of the notes include those provisions contained in the indenture, the terms of which are more fully described in the accompanying prospectus supplement and prospectus and under the section entitled “— Covenants” below, and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes are subject to all of these terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of those terms. The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Reference is made to the section entitled “Description of Debt Securities” in the accompanying prospectus, “Description of Notes — Certain Covenants” in the accompanying prospectus supplement and to “— Covenants” below for a description of the covenants applicable to the notes. We will issue each note as a book-entry note represented by one or more fully registered global securities or as a fully registered certificated note. The notes will only be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000.

Principal and Interest
      The notes will bear interest at the rate of 5.50% per year and will mature on April 1, 2014. The notes will bear interest from March 27, 2007 and interest will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2007 (each such date being an “interest payment date”) to the persons in whose name the notes are registered in the security register on the preceding March 17 or September 16, whether or not a business day, as the case may be (each such date being a “record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
      If any interest payment date or the maturity date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day.
Covenants
      The section in the accompanying prospectus entitled “Description of Debt Securities” and the section in the accompanying prospectus supplement entitled “Description of Notes — Certain Covenants” describe promises we make in the notes for the benefit of the holders of the notes. However, the covenant limiting UDR, Inc.’s incurrence of debt set forth in Section 1004(a) of the indenture, which is described under the heading “Description of Debt Securities — Covenants Under the Senior Indenture,” shall not apply to the notes offered under this prospectus supplement. Instead, the following covenant shall apply to the notes, as discussed in more detail under the heading “Certain Covenants” in the accompanying prospectus supplement (capitalized terms not otherwise defined shall have the respective meanings assigned to them in the indenture):
      “The Trust will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (without duplication) (i) the Trust’s Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Trust or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.”
Optional Redemption
      We may redeem all or part of the notes at any time at our option at a redemption price equal to the greater of (1) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount for the notes being redeemed.
      “Make-Whole Amount” means, as determined by the Quotation Agent, the sum of the present values of the principal amount of the notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.
      “Adjusted Treasury Rate” means, with respect to any redemption date, the sum of (x) either (1) the yield for the maturity corresponding to the Comparable Treasury Issue, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” (provided, if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.15%.
      “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
      “Comparable Treasury Price” means, with respect to any redemption date, (x) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations so obtained or (y) if fewer than five Reference Treasury Dealer Quotations are so obtained, the average of all such Reference Treasury Dealer Quotations so obtained.
      “Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with UDR, Inc.
      “Reference Treasury Dealer” means any of J.P. Morgan Securities Inc., Goldman, Sachs & Co, their respective successors and assigns and three other nationally recognized investment banking firms selected by UDR, Inc. that is a primary U.S. Government securities dealer.
      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the indenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

PLAN OF DISTRIBUTION
      Citigroup Global Markets Inc. is acting as book-running manager in connection with the offering of the notes and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the distribution agreement dated March 20, 2007, Citigroup Global Markets Inc., SunTrust Capital Markets, Inc. and Wells Fargo Securities, LLC have agreed to purchase, and we have agreed to sell to those underwriters, the principal amount of notes set forth opposite such underwriters’ name.

Underwriter	Principal Amount of Notes

Citigroup Global Markets Inc.	$120,000,000
SunTrust Capital Markets, Inc.	15,000,000
Wells Fargo Securities, LLC	15,000,000

Total	$150,000,000

      The distribution agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
      The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.360% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.180% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.
      The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by
UDR, Inc.

Per note	0.600%
      UDR, Inc. expects that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this pricing supplement, which will be the fifth business day following the date on which the notes are priced (“T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of the pricing or the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.
      In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      We estimate that our total expenses for this offering will be approximately $250,000. Several of the underwriters or affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in commercial or investment banking or advisory services with and perform services for us and certain of our affiliates in the ordinary course of their business. In addition, affiliates of underwriters participating in this offering are lenders under one or both of our existing credit facilities. Because the amounts to be repaid to these affiliates from the net proceeds of the offering of the notes may exceed 10% of the net proceeds from the offering, this offering is being conducted in compliance with Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Prospectus Supplement
(To Prospectus dated January 25, 2006)
UDR, Inc.
Medium-Term Notes, Series A
Due Nine Months or More from Date of Issue
The following terms will generally apply to the medium-term notes that we will sell from time to time using this prospectus supplement and the attached prospectus.

•	Ranking as senior indebtedness under the company’s senior indenture
•	Mature nine months or more from the date of issue
•	May be subject to redemption at our option or repurchase at the option of the holder
•	Fixed or floating interest rate. The floating interest rate formula may be based on:

—	CD rate

—	CMT rate

—	Commercial paper rate

—	Eleventh district cost of funds rate

—	Federal funds rate

—	LIBOR

—	Prime rate

—	Treasury rate

—	Another rate or formula set forth in a pricing supplement

•	Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity
•	Certificated or book-entry form
•	Payments in U.S. dollars or one or more foreign currencies
•	Interest paid on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement
•	Minimum denominations of $1,000 and integral multiples of $1,000, or other specified denominations for foreign currencies
The final terms of each note will be specified in a pricing supplement which may be different from the terms described in this prospectus supplement.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement and on page 3 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.
Unless otherwise specified in the applicable pricing supplement, the pricing terms of the notes will be:

	Price to Public	Agents’ Commission	Proceeds to Us

Per note	100%	.125% - .750%	99.875% - 99.250%

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of any agent.
JPMorgan

Banc of America Securities LLC

Citigroup

Goldman, Sachs & Co.

KeyBanc Capital Markets

Morgan Stanley

SunTrust Robinson Humphrey

Wachovia Securities

Wells Fargo Securities
March 20, 2007

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement relating to any issuance of notes. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the agents are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement relating to any issuance of notes, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Effective March 14, 2007, we changed our corporate name from United Dominion Realty Trust, Inc. to UDR, Inc. References in this prospectus supplement to “UDR,” “we,” “us,” “our” or “the company” are to UDR, Inc.

Prospectus Supplement

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FORWARD-LOOKING STATEMENTS
This document, including the documents incorporated by reference in this document, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.
Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance include, but are not limited to, the following:

•	unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels and rental rates,

•	the failure of acquisitions to achieve anticipated results,

•	possible difficulty in selling apartment communities,

•	the timing and closing of planned dispositions under agreement,

•	competitive factors that may limit our ability to lease apartment homes or increase or maintain rents,

•	insufficient cash flow that could affect our debt financing and create refinancing risk,

•	failure to generate sufficient revenue, which could impair our debt service payments and reduce distributions to stockholders,

•	development and construction risks that may impact our profitability,

•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us,

•	risks from extraordinary losses for which we may not have insurance or adequate reserves,

•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage,

•	delays in completing developments and lease-ups on schedule,

•	our failure to succeed in new markets,

•	changing interest rates, which could increase interest costs and affect the market price of our securities,

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•	potential liability for environmental contamination, which could result in substantial costs to us,

•	the imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code in any taxable year,

•	our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on our stock price, and

•	changes in real estate laws, tax laws and other laws affecting our business.
All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.
Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

iii

RECENT DEVELOPMENTS
Effective March 14, 2007, we changed our corporate name from United Dominion Realty Trust, Inc. to UDR, Inc. References in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference therein, to “United Dominion Realty Trust, Inc.,” “United Dominion,” “the Company,” “we,” “us” or “our” shall be deemed to refer to UDR, Inc.
RISK FACTORS
Investing in the notes involves risks. Before investing in the notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein.
Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated with a Conventional Debt Security
If you invest in notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include, without limitation, fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of factors, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of fluctuations that may occur in the future.
Redemption May Adversely Affect Your Return on the Notes
If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the notes being redeemed.
There May Not Be a Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes
Upon issuance, your notes will not have an established trading market. A trading market for your notes may not develop or be maintained if developed. In addition to our creditworthi-

ness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of notes related to your notes,

•	any redemption features of your notes,

•	the amount of other debt securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.
There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant.
Foreign Currency Notes are Subject to Exchange Rate and Exchange Control Risks
If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, referred to in this prospectus supplement as “foreign currency notes”, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including, without limitation, the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between U.S. dollars and certain currencies have been highly volatile and volatility between these currencies or with other currencies should be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the currency applicable to your foreign currency notes against the U.S. dollar would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.
Governmental or monetary authority exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that the currency in which your foreign currency rates are payable will not be available on a required payment date due to circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your foreign currency notes in U.S. dollars.
Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes
The credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
DESCRIPTION OF NOTES
The following description of the terms of the Medium-Term Notes, Series A Due Nine Months or More from Date of Issue, referred to in this prospectus supplement as the “notes,” supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus. The pricing supplement for each offering of an issue of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and any pricing supplement in making your investment decision.
General
We will issue the notes as a series of Debt Securities under an indenture, referred to in this prospectus supplement as the “Indenture,” dated as of November 1, 1995, as amended or modified from time to time, with U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the Indenture. Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The term “Debt Securities,” as used in this prospectus supplement, refers to all debt securities issued and issuable from time to time under the Indenture, including the notes offered by this prospectus supplement. The following description of notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement.
All of our Debt Securities that we have issued or will issue under the Indenture, including the notes offered hereby, will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue thereunder. Accordingly, we may issue Debt Securities from time to time in one or more series up to the aggregate initial offering price authorized by us for the particular series. We may, from time to time, without the consent of the registered holders of the notes offered hereby, issue medium-term notes that are part of the same series as the notes or other Debt Securities under the Indenture in addition to the notes offered hereby.

Unless otherwise specified in the applicable pricing supplement, notes that bear interest will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue discount notes, indexed notes and amortizing notes, as specified in the applicable pricing supplement.
Each note will mature on any day nine months or more from its date of issue, referred to herein as the “stated maturity date,” as specified in the applicable pricing supplement, unless the principal thereof (or, any installment of principal thereof) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder’s option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular note becomes due and payable, as the case may be, is referred to as the “maturity date” with respect to the principal of the particular note repayable on that date).
Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, U.S. dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign currencies. Unless otherwise specified in the applicable pricing supplement, payments in respect of foreign currency notes will be made in the currency in which those foreign currency notes are denominated. See “Special Provisions Relating to Foreign Currency Notes— Payment of Principal, Premium, if any, and Interest, if any.” The currency in which a note is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “Specified Currency” with respect to the particular note. References to “U.S. dollars” or “$” are to the lawful currency of the United States of America.
Unless otherwise specified in the applicable pricing supplement, you will be required to pay for your notes in the Specified Currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable you to pay for your foreign currency note, provided that you make a request to that agent on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. For more information, see “Special Provisions Relating to Foreign Currency Notes” below.
Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors.

We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.
We will issue each note as a book-entry note represented by one or more fully registered global securities or as a fully registered certificated note. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000.
We will make payments of principal of, and premium, if any, and interest, if any, on, book-entry notes represented by global securities through the trustee to The Depositary Trust Company or its successor or assigns, referred to in this prospectus supplement as the “Depositary.” In the case of certificated notes, we will make payments of principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. We will make payments of interest, if any, due on the maturity date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made.
We will make payments of interest, if any, on a certificated note due on any Interest Payment Date (as defined below) other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the security register. Notwithstanding the foregoing, we will make payments of interest, if any, due on any Interest Payment Date other than the maturity date to each registered holder of $10,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes— Payment of Principal, Premium, if any, and Interest, if any.”
The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below). “London Banking Day” means a day on which commercial banking institutions are open for business (including dealings in the Designated LIBOR Currency (as defined below) are transacted in the London interbank market.

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the Specified Currency; or

•	the capital city of the country to which the Designated LIBOR Currency relates;
provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.
Book-entry notes may be transferred or exchanged only through the Depositary. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).
The defeasance and covenant defeasance provisions contained in the Indenture shall apply to the notes.
Redemption at Our Option; No Sinking Fund
If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption Price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of discount notes, see “—Discount Notes.”
The notes will not be subject to, or entitled to the benefit of, any sinking fund.
Repayment at the Option of the Holder
If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable. For a discussion of the repayment of discount notes, see “—Discount Notes.”
For any note to be repaid, the trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

•	in the case of a certificated note, the form entitled “Option to Elect Repayment” duly completed, or

•	in the case of a book-entry note, repayment instructions from the applicable Beneficial Owner (as defined below) to the Depositary and forwarded by the Depositary.
Only the Depositary may exercise the repayment option in respect of global securities representing book-entry notes. Accordingly, Beneficial Owners of global securities that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the Participant (as defined below) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as aforesaid. To ensure that these instructions are received by the trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before that Participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult their Participants for the respective deadlines. All instructions given to Participants from Beneficial Owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each Beneficial Owner shall cause the Participant through which it owns its interest to transfer the Beneficial Owner’s interest in the global security representing the related book-entry notes, on the Depositary’s records, to the trustee.
If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.
We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.
Interest
Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or duly provided for. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the maturity date, as the case may be (each, an “Interest Period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each Interest Payment Date and on the maturity date. The first payment of interest on any note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder of such date on the next succeeding Record Date. The “Record Date” shall be the fifteenth calendar day, whether or not a business day, immediately preceding the related Interest Payment Date.
   Fixed Rate Notes
Interest on fixed rate notes will be payable semiannually in arrears on June 15 and December 15 of each year or on any other date(s) specified in the applicable pricing supplement (each, an “Interest Payment Date” with respect to fixed rate notes) and on the maturity date. Each payment of interest on an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
If any Interest Payment Date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day with the same force and effect as if made on the date such payment was due, and no additional interest will accrue on such payment from and after such Interest Payment Date or the maturity date, as the case may be.
   Floating Rate Notes
Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

•	the CD Rate,

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,

•	the Federal Funds Rate,

•	LIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.
The applicable pricing supplement will specify certain terms of the floating rate notes being offered thereby, as described below, including:

•	whether the Floating Rate Note is:

•	a “Regular Floating Rate Note,”

•	a “Floating Rate/ Fixed Rate Note” or

•	an “Inverse Floating Rate Note,”

•	the fixed rate commencement date, if applicable,

•	Fixed Interest Rate, if applicable,

•	Interest Rate Basis or Bases,

•	Initial Interest Rate, if any,

•	Interest Reset Dates,

•	Interest Payment Dates,

•	Index Maturity,

•	Maximum Interest Rate and/or Minimum Interest Rate, if any,

•	Spread and Spread Multiplier, if any, or

•	if one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Designated LIBOR Currency and LIBOR Page or the applicable CMT Telerate Page.
Unless otherwise specified in the applicable pricing supplement, the interest rate derived from the applicable Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be:

•	if that day is an Interest Reset Date (as defined below), the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date, or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date;
provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the “Initial Interest Rate.”
The “Spread” is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a floating rate note. The “Spread Multiplier” is the percentage of the related Interest Rate Basis or Bases applicable to a floating rate note by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate of such floating rate note. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.
Regular Floating Rate Notes. Unless a floating rate note is designated as a “floating rate/fixed rate note,” or an “inverse floating rate note,” or as having an Addendum attached or having Other/ Additional Provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be designated as a “regular floating rate note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or

•	multiplied by the applicable Spread Multiplier.
Commencing on the first Interest Reset Date, the rate at which interest on a regular floating rate note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate (the “Initial Interest Rate”).

Floating Rate/ Fixed Rate Notes. If a floating rate note is designated as a “floating rate/fixed rate note”, the particular floating rate note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or

•	multiplied by the applicable Spread Multiplier.
Commencing on the first Interest Reset Date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

•	the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date will be the “Fixed Interest Rate,” if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement Date.
Inverse Floating Rate Notes. If a floating rate note is designated as an “inverse floating rate note,” the particular floating rate note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or

•	multiplied by the applicable Spread Multiplier;
provided, however, that the interest rate on an inverse floating rate note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on an inverse floating rate note is payable will be reset as of each Interest Reset Date; and provided, further, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.
Interest Reset Dates. The applicable pricing supplement will specify the dates on which the rate of interest on a floating rate note will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Reset Period”. The Interest Reset Dates will be, in the case of floating rate notes which reset:

•	daily— each business day,

•	weekly— the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below under “—Interest Determination Dates,”

•	monthly— the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month,

•	quarterly— the third Wednesday of March, June, September and December of each year,

•	semiannually— the third Wednesday of the two months of each year specified in the applicable pricing supplement, and

•	annually— the third Wednesday of the month of each year specified in the applicable pricing supplement,

provided however, that, with respect to floating rate/fixed rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.
If any Interest Reset Date for any floating rate note would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, the particular Interest Reset Date will be postponed to the next succeeding business day.
Interest Determination Dates. Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Federal Funds Rate and the Prime Rate— the business day immediately preceding the related Interest Reset Date,

•	with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate— the second business day preceding the applicable Interest Reset Date,

•	with respect to the Eleventh District Cost of Funds Rate— the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below),

•	with respect to LIBOR— the second London Banking Day preceding the applicable Interest Reset Date unless the Designated LIBOR currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date, and

•	with respect to the Treasury Rate— the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be the preceding Friday.
The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.
Calculation Dates. Unless otherwise specified in the applicable pricing supplement, U.S. Bank National Association will be the “Calculation Agent.” The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a floating rate note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular floating rate note. Unless otherwise specified in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.
Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Minimum Interest Rate”).
In addition to any Maximum Interest Rate that may apply to a floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
Interest Payments. The applicable pricing supplement will specify the dates on which interest on floating rate notes is payable (each, an “Interest Payment Date” with respect to Floating Rate Notes). The Interest Payment Dates will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly— the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,

•	quarterly— the third Wednesday of March, June, September and December of each year,

•	semiannually— the third Wednesday of the two months of each year specified in the applicable pricing supplement, and

•	annually— the third Wednesday of the month of each year specified in the applicable pricing supplement.
In addition, the maturity date will also be an Interest Payment Date.
If any Interest Payment Date other than the maturity date for any floating rate note would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on the payment for the period from and after the maturity date to the payment on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).
With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each of those days will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified in the applicable pricing supplement, the interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.
The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.
CD Rate. Unless otherwise specified in the applicable pricing supplement, “CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the heading “CDs (secondary market)”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable U.S. dollar certificates of deposit of the particular Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the worldwide web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.
CMT Rate. Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means:

(1) if Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular Interest Determination Date, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2) if Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519) on the related Calculation Date, the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest

Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.
Commercial Paper Rate. Unless otherwise specified in the applicable pricing supplement, “Commercial Paper Rate” means:

(1) the Money Market Yield, (as defined below), on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.
“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	360 × D 360 - (D × M)	× 100
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.
Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) or, if not so displayed, on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.
Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “Federal Funds Rate” means the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(1) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(2) If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest

Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(iii) If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

LIBOR. Unless otherwise specified in the applicable pricing supplement, “LIBOR” means:

(1) With respect to any Interest Determination Date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR Interest Determination Date”), LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such note as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (2) below.

(2) With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (1) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable note, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable note and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means the currency specified in the applicable note as to which LIBOR shall be calculated or, if no such currency is specified in the applicable note, U.S. dollars.
“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.
Prime Rate. Unless otherwise specified in the applicable pricing supplement, “Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.
Treasury Rate. Unless otherwise specified in the applicable pricing supplement, “Treasury Rate” means:

(1) the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE”

on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 10”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 11”) or, if not so displayed, on the Bloomberg service (or any successor service) on page AUCK 18 (or any other page as may replace the specified page on that service) (“Bloomberg Page AUCK 18”), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Certain Covenants
With respect to the notes offered under this prospectus supplement and accompanying prospectus, the covenant limiting our incurrence of debt as set forth in Section 1004(a) of the Indenture and described on page 8 of the accompanying prospectus under the heading “Description of Debt Securities-Covenants Under the Senior Indenture,” shall be superseded by a similar covenant that changes the limitation of our outstanding debt on a consolidated basis determined in accordance with generally accepted accounting principles from 60% to 65%. For the notes offered under this prospectus supplement and accompanying prospectus, the new covenant that replaces the covenant set forth in Section 1004(a) of the Indenture (and which is described on page 8 of the accompanying prospectus) provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined beginning on page 9 of the accompanying prospectus) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of, without duplication:

•	our Total Assets (as defined on page 10 of the accompanying prospectus) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.
In addition to the covenants discussed in the accompanying prospectus under the section entitled “Description of Debt Securities,” we are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt. For purposes of this covenant, the following capitalized terms are defined as follows:
“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of UDR and its Subsidiaries not subject to encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).
“Subsidiaries” or “Subsidiary” means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by UDR or by one or more other Subsidiaries of UDR. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of real estate assets of UDR and its Subsidiaries determined in accordance with generally accepted accounting principles.
“Unsecured Debt” means debt of UDR or any Subsidiary that is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of their properties.

Other/ Additional Provisions; Addendum
Any provisions with respect to the notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the notes, may be modified and/or supplemented as specified under “Other/ Additional Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.
Discount Notes
We may from time to time offer notes, that we refer to herein as “discount notes,” that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. Unless otherwise specified in the applicable pricing supplement, the difference between the Issue Price of a discount note and par is referred to as the “discount.” In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

•	the Issue Price (increased by any accruals of discount) and, in the event of any redemption of the applicable discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable), and

•	any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.
Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a discount note (the “Initial Period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code, certain discount notes may not be treated as having original issue discount within the meaning of the Internal Revenue Code, and notes other than discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Indexed Notes
We may from time to time offer notes, referred to herein as “indexed notes,” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to one or more other indexed currencies or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material U.S. tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.
Amortizing Notes
We may from time to time offer notes, referred to herein as “amortizing notes,” with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.
Book-Entry Notes
We have established a depositary arrangement with The Depository Trust Company with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.
Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 aggregate principal amount bearing interest (if any), at the same rate or pursuant to the same formula and having the same date of issue, specified currency, Interest Payment Dates, if any, stated maturity date, redemption provisions (if any), repayment provisions (if any) and other terms, will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.
So long as the Depositary or its nominee is the registered holder of a global security, the Depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the Indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each

Beneficial Owner must rely on the procedures of the Depositary and, if that Beneficial Owner is not a Participant (as defined below), on the procedures of the Participant through which that Beneficial Owner owns its interest to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.
Unless otherwise specified in the applicable pricing supplement, each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to the Depositary within 90 calendar days, (ii) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes or (iii) an Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the notes under the Indenture and beneficial owners representing a majority in principal amount of the book-entry notes represented by the global securities advise the Depositary to cease acting as depository for the global securities. Upon any such exchange, the certificated notes shall be registered in the names of the Beneficial Owners of the global security or securities representing book-entry notes, which names shall be provided by the Depositary’s relevant Participants (as identified by the Depositary) to the trustee.
The following is based on information furnished by the Depositary:

The Depositary will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary’s partnership nominee). One fully registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary (“Direct Participants”) include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the NASD, Inc. (formerly the National Association of Securities Dealers, Inc.). Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

Purchases of book-entry notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the Depositary’s records. The ownership interest of each actual purchaser of each book-entry note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued.

To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to a company as soon as possible after the applicable Record Date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable Record Date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes will be made in immediately available funds to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of the Depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the company and the trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of like tenor and terms within an issue are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on the Depositary’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on the Depositary’s records.

The Depositary may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
General
Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors — Foreign Currency Notes are Subject to Exchange Rate and Exchange Control Risks.”
Payment of Principal, Premium, if Any, and Interest, if Any
Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the Specified Currency. Any amounts so payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “Exchange Rate Agent”) into U.S. dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the Specified Currency.
Any U.S. dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.
Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A holder of foreign currency notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. This election will remain in effect until revoked by written notice delivered to the trustee on or prior to a Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than U.S. dollars, a Beneficial Owner of a global security or securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third business day after the applicable Record Date or at least twelve calendar days prior to the maturity date, as the case may be, and the Depositary will notify the trustee of that election on or prior to the fifth business day after the applicable Record Date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the Specified Currency.
Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in U.S. dollars in the manner specified herein with respect to notes denominated in U.S. dollars. We will make payments of interest, if any, on foreign currency notes which are to be made in the Specified Currency on an Interest Payment Date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the security register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes—General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.
Availability of Specified Currency
If the Specified Currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in U.S. dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.
The “Market Exchange Rate” for a Specified Currency other than U.S. dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in U.S. dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.
Judgments
Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the Specified Currency, and a judgment in the Specified Currency would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in U.S. dollars and converted by the applicable registered holder into the Specified Currency. We have not consented to be sued in New York state court and it is not certain whether a New York state court would otherwise have jurisdiction to enter a binding judgment against us in respect of a foreign currency note. It is also not certain whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.
We will indemnify the registered holder of any note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular note and that judgment or order requiring payment in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation between:

•	the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order, and

•	the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section supplements the discussion under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of our notes. Because this is a summary that is intended to address only material U.S. federal income tax consequences generally relevant to all holders relating to the ownership and disposition of our notes, it may not contain all the information that may be important to you. Except as discussed under the caption “General” below, this discussion does not address any aspects of U.S. federal income taxation relating to our election to be taxed as a real estate investment trust. A summary of material U.S. federal income tax considerations relating to our election to be taxed as a real estate investment trust, or “REIT,” is provided in the accompanying prospectus. The discussion under the caption “General” below supersedes the corresponding discussion under the caption “Material U.S. Federal Income Tax Considerations— General” in the accompanying prospectus. The discussion under the caption “Recent Tax Legislation” below provides important information concerning recent legislative changes to the discussion under the caption “Material U.S. Federal Income Tax Considerations” in the accompany prospectus.
We urge you to consult your tax advisors regarding the specific tax consequences to you of the acquisition, ownership, and disposition of our notes and of our election to be taxed as a REIT. Specifically, you are urged to consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.
General
We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements.
The provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder and other federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and Treasury Regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.
The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus supplement. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the taxable year ended December 31, 2003 through our taxable year ended December 31, 2006, and if we continue to be organized and operated after

December 31, 2006 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus supplement and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed in the accompanying prospectus, relating to our actual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.
In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be taxable for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.
If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four additional taxable years.
Additional information concerning the U.S. federal income tax consequences of our qualification as a REIT and the requirements of qualification and taxation as a REIT can be found in the accompanying prospectus.
Tax Consequences of an Investment in Our Notes
The following summary describes certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes as of the date hereof. This discussion does not cover every type of note that we might issue. Any additional U.S. federal income tax considerations relevant to a particular issue of the notes (for example, special considerations relevant to indexed notes, notes providing for contingent payments, or notes denominated in a currency other than the U.S. dollar) will be provided in the pricing supplement for such notes. Except where noted, this summary applies only to notes held as capital assets and does not apply to special situations, such as those of dealers in securities or currencies, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, persons holding notes as a part of a hedging or conversion transaction or a straddle, persons subject to the alternative minimum tax, or persons (other than non-U.S. holders) whose “functional currency” is not the U.S. dollar. Except as otherwise indicated, this disclosure is addressed only to persons who acquire the notes at original issue and does not address the tax consequences to subsequent purchasers of the notes. The discussion below is based upon the current U.S. federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked, or modified, potentially on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. Furthermore, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.
If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you are encouraged to consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.
We urge you to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of the notes. Specifically, you are encouraged to consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership and disposition of the notes and regarding potential changes in applicable tax laws.
U.S. Holders
As used herein, a “U.S. holder” of a note means a beneficial owner of a note that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States,

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a United States person.
   Payments of Interest on Notes
Interest paid on a note (including qualified stated interest, as defined below under “Original Issue Discount”) generally will be taxable to a U.S. holder as interest income at the time it is paid or accrued, in accordance with the U.S. holder’s regular method of accounting for tax purposes and will be ordinary income.
   Original Issue Discount
U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. U.S. holders of such “original issue discount notes” generally must include original issue discount in gross income in advance of the receipt of cash attributable to that income, regardless of the holders’ usual method of tax accounting. However, U.S. holders of original issue discount notes generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those cash payments do not constitute “qualified stated interest.”
Original issue discount generally will arise if the “stated redemption price at maturity” of a note exceeds its “Issue Price” by an amount equal to or greater than a specified de minimis amount, which is generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “Issue Price” of each note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public, not including any sales to an underwriter, placement agent or similar person. The “stated redemption price at maturity” of a note is equal to the sum of all payments to be made on the note other than “qualified stated interest.” The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, at least annually during the entire term of the note at a single fixed rate that appropriately takes into account the length of the interval between payments.
U.S. holders of original issue discount notes with a maturity of more than one year from issuance generally must include original issue discount in income on a “constant yield” basis, regardless of their usual method of tax accounting and in advance of the receipt of some or all of the related cash payments. The amount of original issue discount includible in income by the initial U.S. holder of an original issue discount note is the sum of the “daily portions” of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year on which that U.S. holder held such note. This amount is referred to as “accrued original issue discount.” The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the original issue discount allocable to that accrual period. A U.S. holder can use accrual periods of any length from one day to one year to compute accruals of original issue discount, provided that in determining the original issue discount allocable to an accrual period the yield to maturity is adjusted to reflect the length of that accrual period, and further provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period. The amount of original issue discount allocable to any accrual period is an amount equal to the excess, if any, of:

•	the product of the note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity, properly adjusting for the length of the accrual period, over

•	the aggregate of all qualified stated interest payments allocable to the accrual period.
The yield to maturity of a note equals the discount rate that, when used to compute the present value of all principal and interest payments under the note, produces a present value equal to the Issue Price of the note. The “adjusted issue price” of a note at the beginning of any accrual period generally is equal to its Issue Price:

•	increased by the accrued original issue discount for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below; and

•	reduced by any payments made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.
Under these constant yield rules, a U.S. holder will have to include in income increasing amounts of original issue discount in successive accrual periods.
   Floating Rate Notes
Floating rate notes are subject to special original issue discount rules, generally depending upon the characterization of the floating rate notes as either “variable rate debt instruments” or “contingent payment debt instruments” under applicable Treasury Regulations. Following is a summary of the rules applicable to floating rate notes that are “variable rate debt instruments.” The rules applicable to floating rate notes that are contingent payment debt instruments will be described in the applicable pricing supplement. If you are considering the purchase of floating rate original issue discount notes, you should carefully examine the applicable pricing supplement and you are encouraged to consult your tax advisors regarding the U.S. federal income tax consequences to you of purchasing, holding and disposing of those notes.
A note generally will be a “variable rate debt instrument” if the note:

•	has an Issue Price that does not exceed the total noncontingent principal payments due under the note by more than a specified de minimis amount;

•	provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	does not provide for any contingent principal payments.
A “qualified floating rate” is any variable rate if:

•	variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or

•	it is equal to: (a) the product of a qualified floating rate described above and a fixed multiple that is greater than 0.65 but not more than 1.35; or (b) the product of a qualified floating rate described above and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.
A rate is not a qualified floating rate if the rate is subject to one or more restrictions such as a cap or floor, unless such restriction is fixed throughout the term of the note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the note.
An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based upon objective financial or economic information that is not within the control of the issuer (or a party related to the issuer) and is not unique to the circumstances of the issuer (or a party related to the issuer). A rate is not an “objective rate,” however, if it is reasonably expected that the average value of such rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
If a note provides for stated interest at either a single qualified floating rate or an objective rate, all stated interest on the note which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date of the qualified floating rate or the qualified inverse floating rate or, in the case of any other objective rate, a fixed rate that reflects the reasonably expected yield for the note.

If a note does not provide for stated interest at a single qualified floating rate or objective rate, or at a single fixed rate, other than at a single fixed rate for an initial period, the amount of interest and original issue discount accruals on the note generally are determined by:

(i) determining a fixed rate substitute for each variable rate provided under the note, which is generally the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note;

(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

(iii) determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.
If a note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate, or a qualified inverse floating rate, if the note provides for a qualified inverse floating rate, rather than a fixed rate. The qualified floating rate, or qualified inverse floating rate, replacing the fixed rate must be such that the fair market value of the note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
If a floating rate note does not qualify as a variable rate debt instrument under applicable Treasury Regulations, then such note will be treated as a contingent payment debt instrument. The material U.S. federal income tax consequences of holding floating rate notes that are treated as contingent payment debt instruments will be described in the applicable pricing supplement.
   Optional Redemption
Certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Original issue discount notes containing those features may be subject to rules that differ from the general rules discussed in this prospectus supplement. If you are considering the purchase of original issue discount notes with those features, you should carefully examine the applicable pricing supplement and you are encouraged to consult your tax advisors with respect to those features since the tax consequences to you with respect to original issue discount will depend, in part, on the particular terms and features of the notes.
   Short-Term Notes
Notes having a term of one year or less are referred to as “short-term notes.” In the case of short-term notes, all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. U.S. holders that report income for U.S. federal income tax purposes on the accrual method and certain other

U.S. holders are required to accrue discount on these short-term notes as ordinary income on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. The discount will be equal to the excess of the total payments on the obligation over the Issue Price of a short-term note, unless the U.S. holder elects to compute this discount using tax basis instead of Issue Price. In general, individuals and certain other cash method U.S. holders of short-term notes should not be required to include accrued discount in their income currently unless they elect to do so. They may, however, be required to include stated interest in income as the income is received. In the case of a U.S. holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note generally will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a U.S. holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the U.S. holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the notes.
   Acquisition Premium; Amortizable Bond Premium
Acquisition Premium. A U.S. holder that purchases an original issue discount note in the initial offering or from another holder for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased that note at an “acquisition premium.” The amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced, but not below zero, by the portion of the acquisition premium allocable to that year under applicable rules.
Amortizable Bond Premium. A U.S. holder that purchases a note, including a purchase at original issue, for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest will be considered to have purchased the note at a “premium.” If the note purchased is an original issue discount note, that U.S. holder will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to qualified stated interest otherwise includible in income under the U.S. holder’s regular accounting method. Special rules apply if the premium allocable to a certain period exceeds the qualified stated interest for that period.
If a U.S. holder does not elect to amortize bond premium on a note, the premium will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.
   Market Discount
If you purchase at its original issuance a note that has a term of more than one year for an amount that is less than its Issue Price, you will be treated as having purchased such note at a “market discount,” unless such market discount is less than a specified de minimis amount. A subsequent purchaser of a note will, subject to the same de minimis exception, be treated as having purchased the note at a “market discount” if the subsequent purchaser acquires the note for an amount that is less than its stated redemption price at maturity, or, in the case of a note having original issue discount, less than its adjusted issue price. If the market discount rules apply, any gain recognized by the holder upon a sale or other disposition of the note will be treated as ordinary income rather than capital gain to the extent of that portion of the market discount that accrued prior to the disposition.
Under the market discount rules, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which you have not previously included in income and that is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably on a straight-line basis during the period from the date of acquisition to the stated maturity date of the note, unless you elect to accrue market discount on a constant yield basis. Such an election will apply only to the notes with respect to which you make it and may not be revoked.
You may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness you incurred or maintained to purchase or carry a note with market discount until the stated maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount.
You may elect to include market discount in income currently as it accrues (on either a straight-line or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply to you.
Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by you on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.
   Constant Yield Election for All Interest
U.S. holders may elect to treat all interest on any note as original issue discount and calculate the amount includible in gross income under the constant yield method. For the purposes of this election, interest includes each of the following, as adjusted by any amortizable bond premium or acquisition premium: stated interest, original issue discount (including de minimis original issue discount), market discount, and de minimis market discount. The election is made for a particular note in the taxable year in which the U.S. holder acquired the note, but may affect other notes owned or acquired by the U.S. holder and may not be revoked without the consent of the Internal Revenue Service. U.S. holders are encouraged to consult with their tax advisors about this election.
   Sale, Exchange, and Retirement of Notes
Upon the sale, exchange, retirement, or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the disposition, less an amount attributable to any accrued but unpaid interest not previously included in income, which will be taxable as interest income, and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will, in general, be the U.S. holder’s cost for that note, increased by original issue discount, market discount or any discount with respect to a short-term note previously included in income by the U.S. holder, and reduced by any amortized premium and any cash payments on the note other than qualified stated interest. Except with respect to notes denominated in currencies other than U.S. dollars or notes that are classified as contingent payment debt instruments, neither of which this summary discusses, and except as described above with respect to certain short-term notes or with respect to market discount, any gain or loss will generally be capital gain or loss. Such gain or loss will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one year. Under current U.S. federal income tax law set to expire for tax years beginning on or after January 1, 2011, long term capital gains of non-corporate U.S. holders will generally be subject to tax at a maximum rate of 15%. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.
   Special Rules Applicable to Certain Notes
We will summarize in the applicable pricing supplement the U.S. federal income tax consequences with respect to any notes we may offer that are denominated in currencies other than U.S. dollars, that are contingent payment debt instruments, that provide for payments of principal and interest thereon in installments over the term of the note, or that provide for payments determined with reference to one or more indices.
   Backup Withholding and Information Reporting
Payments of interest and principal on the notes, original issue discount accrued with respect to the notes, and the proceeds received upon the sale or other disposition of the notes may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders, including, among others, corporations and certain tax-exempt organizations, generally are not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder will be subject to information reporting, and may also be subject to backup withholding tax, if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect taxpayer identification number,

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.
A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and will otherwise be refundable, provided that the requisite procedures are followed.
You are encouraged to consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Non-U.S. Holders
The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note who or that is not a U.S. holder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
   Stated Interest on Notes
Subject to the discussion below concerning backup withholding, no U.S. federal income or withholding tax will be imposed with respect to the payment of interest on a note owned by a non-U.S. holder that is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, provided that (1) such non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all classes of our voting stock, (2) such non-U.S. holder is not a controlled foreign corporation, as defined in the Internal Revenue Code, that is related, directly or indirectly, to us, (3) such non-U.S. holder is not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of its business, (4) the interest on the notes is not contingent on our earnings or on certain other attributes specified in the applicable rules, and (5) such non-U.S. holder provides us or our withholding agent with appropriate documentation of the non-U.S. holder’s foreign status. The documentation requirement will be met if: (a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person, which certification may be made on an Internal Revenue Service Form W-8BEN or a successor form or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the Internal Revenue Service Form W-8BEN. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.
If a non-U.S. holder cannot satisfy the requirements described above, interest payments, including original issue discount, made to such non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8BEN or successor form claiming an exemption from withholding or eligibility for a reduced rate under the benefit of a tax treaty or (2) Internal Revenue Service Form W-8ECI or successor form stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner’s conduct of a trade or business in the United States, or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder.
If a non-U.S. holder is engaged in a trade or business in the United States and payments, including original issue discount, on a note are effectively connected with the conduct of such trade or business, or, if an income tax treaty applies, attributable to a U.S. permanent establishment of the non-U.S. holder, the non-U.S. holder, although exempt from the 30% withholding tax discussed above, will be subject to U.S. federal income tax on such payments, including original issue discount, at regular graduated rates in the same manner as if it were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower rate specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, payments, including original issue discount, on a note, to the extent included in taxable income, will also be included in such foreign corporation’s earnings and profits.
   Sale, Exchange, and Retirement of Notes
In general, no U.S. federal income or withholding tax will be imposed with respect to any gain or income realized by a non-U.S. holder upon the sale, exchange, redemption, retirement, or other disposition of a note. However, any such gain or income will be subject to U.S. federal income tax if either (1) such gain or income is effectively connected with a U.S. trade or business of the non-U.S. holder, or, if an income tax treaty applies, attributable to a U.S. permanent establishment of the non-U.S. holder, in which case the non-U.S. holder will be subject to U.S. federal income tax on such gain or income at regular graduated rates in the same manner as if it were a U.S. holder and may also, in the case of a corporate holder, be subject to a branch profits tax equal to 30% or lower applicable treaty rate, or (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are present, in which case the non-U.S. holder will incur a 30%, or lower rate specified by an applicable treaty, tax on such gain or income or (3) the gain represents accrued interest or original issue discount, in which case it would be subject to the rules that apply to interest.
   Estate Tax
A note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total voting power of all classes of our voting stock and that interest payable on the note is not contingent on our earnings or certain other attributes specified in the applicable rules, and provided that the interest payments with respect to such note, if received at the time of such individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by such individual.
   Information Reporting and Backup Withholding
Backup withholding and information reporting will not apply to payments made to a non-U.S. holder of a note if the holder has provided the required certification that it is not a United States person, as described above, provided that the payor does not have actual knowledge that the owner is a United States person. However, certain information reporting on IRS Form 1042-S may still apply with respect to interest payments even if certification is provided.
Payment of the proceeds of a disposition of a note by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder, as described above, or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of a note are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-United States person and the broker-dealer has no actual knowledge that the owner is not a United States person.
A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.
Due to the complexity of the U.S. federal income tax rules applicable to noteholders, potential investors should consult their tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the notes.
Possible Legislative or Other Actions Affecting Tax Considerations
Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.
State and Local Taxes
We and our noteholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our noteholders may not conform to the U.S. federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
Under the terms of a distribution agreement, dated March 20, 2007, we are offering the notes on a continuous basis through or to J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., KeyBanc Capital Markets, a division of McDonald Investments Inc., Morgan Stanley & Co. Incorporated, SunTrust Capital Markets, Inc., Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC, referred to in this prospectus supplement individually as an “agent” or collectively as the “agents.” The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent, unless otherwise agreed. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale.
Any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.
The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. An agent may make a market in the notes, as permitted by applicable laws and regulations, but is not obligated to do so and may discontinue any market-making at any time without notice. A secondary market for any notes may not develop, and purchasers of notes may not be able to sell notes in the future.
Each purchaser of a note will arrange for payment as instructed by the relevant agent. The agents are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.
Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of counsel for the agents.
We reserve the right to withdraw, cancel or modify the offer made hereby without notice. We have the right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents will have the right, in their discretion reasonably exercised, to reject any offer to purchase notes, as a whole or in part.

In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, such agent may overallot in connection with such offering, creating a syndicate short position. In addition, such agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, such agent or its syndicate may reclaim selling concessions allowed for distributing of notes in the offering, if such agent repurchases previously distributed notes in the market to cover overallotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market level. The agents are not required to engage in any of these activities and may end any of them at any time.
Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated in the accompanying prospectus.
The agents and certain of their affiliates may engage in commercial or investment banking or advisory services with and perform services for us and certain of our affiliates in the ordinary course of business. We have a lending relationship with U.S. Bank National Association, the trustee under the Indenture for the notes.
It is possible that 10% or more of the net proceeds of an offering of notes covered by a pricing supplement will be applied to repayment of a loan or loans made to us by one or more of the agents or any of their respective affiliates. Under the Conduct Rules of the NASD, special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter or any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(h) of the NASD Conduct Rules.
INCORPORATION OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus supplement and the accompanying prospectus. Any information that we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede the information contained in this prospectus supplement.
We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 1-10524), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2006.

•	Current Reports on Form 8-K filed with the SEC on February 16, 2007, March 15, 2007 and March 19, 2007 (Item 8.01 information only).
We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. In no event, however, will any of the information that we “furnish” to the SEC in accordance with SEC rules be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS
The validity of the notes and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the agents by Sidley Austin LLP, New York, New York. The opinions of Morrison & Foerster LLP and Sidley Austin LLP will be conditioned upon, and subject to certain assumptions regarding future action required to be taken by us and the Indenture trustee in connection with the issuance and sale of any particular notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
      We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours.
      We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities and the terms of the offering in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
      We may offer and sell these securities on a delayed or continuous to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. In addition, this prospectus may be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
      Our common stock is traded on the New York Stock Exchange under the symbol “UDR.”

      Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
January 25, 2006

ABOUT THIS PROSPECTUS
      This prospectus is part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
      This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our reports, proxy statements and other information about us may also be inspected at:
The New York Stock Exchange
20 Broad Street
New York, New York 10005
INCORPORATION OF INFORMATION FILED WITH THE SEC
      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the information contained in this prospectus.
      We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 1-10524), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

•	Current Reports on Form 8-K and Form 8-K/ A filed with the SEC on January 11, 2005, March 22, 2005, April 6, 2005, May 9, 2005, May 19, 2005, May 27, 2005, August 1, 2005, August 11, 2005, November 15, 2005, December 5, 2005, December 14, 2005, December 19, 2005, December 23, 2005, and January 6, 2006.

•	Our definitive Proxy Statement dated April 1, 2005, filed in connection with our Annual Meeting of Stockholders held on May 3, 2005.

•	The description of our capital stock contained in our Registration Statement on Form 8-A/ A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.
      We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.
      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:
United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Attention: Investor Relations
Telephone: (720) 283-6120
      We maintain a web site at www.udrt.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.
UNITED DOMINION REALTY TRUST, INC.
      We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities nationwide. As of December 31, 2005, our portfolio included 259 communities with a total of 74,875 apartment homes nationwide.
      We have elected to be taxed as a REIT under the applicable provisions of the Internal Revenue Code of 1986, or the “Code.” To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.
      We were formed in 1972 as a Virginia corporation and reincorporated in the State of Maryland in June 2003. Our principal executive offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The telephone number of our principal executive offices is (720) 283-6120. Our corporate headquarters is located at 400 East Cary Street, Richmond, Virginia 23219. The telephone number of our corporate headquarters is (804) 780-2691.
RISK FACTORS
      Investing in our securities involves risks. Before purchasing our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Factors Affecting Our Business and Prospects” in the “Business” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934.
USE OF PROCEEDS
      Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.
GENERAL DESCRIPTION OF SECURITIES THAT WE MAY OFFER
      We may offer and sell, at any time and from time to time:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities,

•	shares of our common stock, par value $.01 per share,

•	shares of our preferred stock, without par value,

•	warrants to purchase our common stock, preferred stock or debt securities,

•	purchase contracts,

•	units that include any of these securities, and

•	any combination of these securities.
      The terms of any securities we offer will be determined at the time of sale. We may issue debt securities, preferred stock, warrants and purchase contracts that are convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES
      We may offer debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case under an indenture entered into between us and a trustee. The debt securities will be our direct obligations. We will describe the particular terms of each series of debt securities offered, including a description of the material terms of the applicable indenture, in a prospectus supplement. This description will contain all or some of the following, as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities,

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized,

•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities,

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion,

•	if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible,

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000,

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities,

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months,

•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture,

•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option,

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation,

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies,

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts,

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of United Dominion or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable,

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events,

•	any deletions from, modifications of or additions to the events of default or covenants of United Dominion with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture,

•	whether the debt securities will be issued in certificated or book-entry form,

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture,

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option,

•	any restrictions or condition on the transferability of the debt securities,

•	the exchanges, if any, on which the debt securities may be listed,

•	the trustee, authenticating or paying agent, transfer agent or registrar, and

•	any other material terms of the debt securities and the applicable indenture.
      The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.
      Unless we specify otherwise in the applicable prospectus supplement, we will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is U.S. Bank National Association, formerly Wachovia Bank, National Association (formerly First Union National Bank). We refer to this indenture as the “Senior Indenture.” Unless we specify otherwise in the applicable prospectus supplement, we will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is SunTrust Bank (formerly known as Crestar Bank). We refer to this indenture as the “Subordinated Indenture.” The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” As trustees, U.S. Bank and SunTrust Bank serve two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.
      Below, we describe the Indentures and summarize some of their provisions. However, we have not described every aspect of the Indentures or the debt securities that we may issue under the Indentures. You should refer to the actual Indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the Indentures. Wherever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.
General Terms
      The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

      The senior debt securities issued under the Senior Indenture will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities issued under the Subordinated Indenture will be our unsecured obligations and will be subordinated in right of payment to all senior debt.
      Each Indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus or the applicable prospectus supplement states differently, each trustee of a series of debt securities may take any action that we may take under the applicable Indenture.
      We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.
Denominations, Interest, Registration and Transfer
      Unless the applicable prospectus supplement states differently, the debt securities of any series issued under an Indenture in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued under an Indenture in bearer form will be issuable in denominations of $5,000.
      Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities issued under an Indenture and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.
      Any interest on the debt securities not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.
      Subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Debt securities surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
      If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities issued under an Indenture.

      Neither we nor the trustees under the Indentures will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption,

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.
Merger, Consolidation or Sale
      The Indentures generally provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is an entity organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, if any, and interest on all of the debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture,

•	immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary’s obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing, and

•	we receive an Officers’ Certificate and legal opinion as to compliance with these conditions.
Covenants Under the Senior Indenture
      The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

•	our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.
      In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary’s property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary’s property is greater than 40% of our Total Assets.

      In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

•	the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period,

•	our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period,

•	in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and

•	in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.
      The Subordinated Indenture does not limit the incurrence of Debt.
      The following terms used in the covenants summarized above have the indicated meanings:
      “Acquired Debt” means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.
      “Annual Service Charge” as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).
      “Capital Stock” means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.
      “Consolidated Income Available for Debt Service” for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.
      “Debt” of United Dominion or any subsidiary means any indebtedness of United Dominion, or any subsidiary, whether or not contingent, in respect of, without duplication:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by United Dominion or any subsidiary,

•	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

•	the principal amount of all obligations of United Dominion or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

•	any lease of property by United Dominion or any subsidiary as lessee that is reflected on United Dominion’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on United Dominion’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of United Dominion or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than United Dominion or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.
      “Disqualified Stock” means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

•	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or

•	is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.
      “Funds From Operations” for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

•	provision for preferred stock dividends,

•	provision for property depreciation and amortization, and

•	the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Total Assets” as of any date means the sum of:

•	our Undepreciated Real Estate Assets, and

•	all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.
      “Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.
      Except as described above, the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our Articles of Restatement, referred to in this prospectus as our charter, contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT for U.S. federal income tax purposes. The Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT for such purposes. Provisions of our charter that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of United Dominion that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.
Covenants Under Both Indentures
      Each Indenture includes the following covenants:
      Existence. Except as described above under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if our board of directors determines that its preservation is no longer desirable in the conduct of our business and the business of our subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.
      Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.
      Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.
      Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property, and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary’s property.
However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d) if we were subject to those Sections. We will also in any event:

•	within 15 days of each required filing date

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.
Events of Default, Notice and Waiver
      Each Indenture provides that the following events are “events of default” with respect to any issued series of debt securities:

•	default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series,

•	default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity,

•	default in making any sinking fund payment as required for any debt security of the series,

•	default in the performance of any other covenant of United Dominion contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture other than the series, continued for 60 days after written notice as provided in the Indenture,

•	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture,

•	the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days,

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of United Dominion or any significant subsidiary or for all or substantially all of either of their properties, and

•	any other event of default provided with respect to the series of debt securities.
      The term “significant subsidiary” means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of United Dominion.
      If an event of default under either Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

•	we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee, and

•	all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, have been cured or waived as provided in the Indenture.
      Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series, or

•	in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.
      Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.
      Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.
Modification of the Indentures
      We and the applicable trustee may modify and amend either Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

•	change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security,

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with any provisions of that Indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.
      The holders of not less than a majority in principal amount of outstanding debt securities issued under either Indenture have the right to waive our compliance with some covenants in the Indenture.
Subordination
      Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on subordinated debt securities issued under the Subordinated Indenture will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.
      No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.
      Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by United Dominion in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations,

•	our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument,

•	our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise,

•	indebtedness of partnerships and joint ventures that is included in our consolidated financial statements,

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and

•	any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

•	any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities,

•	any indebtedness, obligation or liability that is subordinated to indebtedness of United Dominion to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

•	the subordinated debt securities.
      At December 31, 2005, our senior unsecured debt aggregated approximately $1.8 billion.
Discharge, Defeasance and Covenant Defeasance
      Under each Indenture, we may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.
      Each Indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the Indenture, we may elect:

•	“defeasance,” which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust, or

•	“covenant defeasance,” which is to be released from our obligations with respect to the debt securities under provisions of each Indenture described under “Covenants Under the Senior Indenture” and “Covenants Under Both Indentures” above, or, if provided pursuant to Section 301 of each Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities issued under the Indenture.
In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.
      Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture.
      “Government Obligations” means securities that are:

•	direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
      Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series issued under an Indenture:

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security, or

•	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.
      “Conversion Event” means the cessation of use of:

•	a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.
      Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security issued under an Indenture that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

      If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under “Events of Default, Notice and Waiver” of either Indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under “Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.
      The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Book-Entry System
      We may issue debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.
      The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.
      Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as “participants,” that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.
      Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.
      The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.
      So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture.

Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities of the series represented by the global security registered in their names,

•	will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form, and

•	will not be considered the holders thereof for any purposes under the applicable indenture.
      Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the applicable indenture. The depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.
      We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.
      Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.
      If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.
      Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.
Trustees
      U.S. Bank National Association (formerly Wachovia Bank, National Association) is the trustee under the Senior Indenture. SunTrust Bank is the trustee under the Subordinated Indenture, as well as the indenture dated December 19, 2005 relating to our 4.00% Convertible Senior Notes due 2035. Both U.S. Bank and SunTrust Bank have lending relationships with us.
DESCRIPTION OF PREFERRED STOCK
      The following description sets forth general terms and provisions of our preferred stock. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our charter for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.
General
      We are authorized to issue 50,000,000 shares of preferred stock, without par value. The preferred stock is issuable in series designated by our board of directors, without further stockholder action and pursuant to our charter, with the designations, preferences, terms, rights, restrictions, limitations, qualifications, terms and conditions of redemption and other relative rights as our board of directors may approve. We currently have four designated series of preferred stock: 8.60% Series B Cumulative Redeemable Preferred Stock, Series C Junior Participating Cumulative Redeemable Preferred Stock, Series E Cumulative Convertible Preferred Stock and Series F Preferred Stock. At December 31, 2005, there were outstanding 5,416,009 shares of Series B Preferred Stock and 2,803,812 shares of Series E Preferred Stock. No shares of Series C Preferred Stock or Series F Preferred Stock have been issued. We will not issue any shares of Series C Preferred Stock except upon the exercise of rights as described below under “Description of Common Stock — Preferred Stock Purchase Rights.” We will not issue additional shares of any outstanding series of preferred stock.
      Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. In an offering of a series of our preferred stock, the prospectus supplement will provide specific terms of the series, including:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered,

•	the price at which the series will be issued,

•	the dividend rate or method of its calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate,

•	any redemption or sinking fund provisions of the series,

•	any conversion provisions of the series, and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.
      Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.
Dividend Rights
      Holders of preferred stock of each series will be entitled to receive, when declared by our board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

      If the prospectus supplement provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on the common stock unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.
      If the prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with the series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.
      Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to the series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.
Rights Upon Liquidation
      In the event of any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders the amount stated or determined on the basis set forth in the prospectus supplement relating to the series. This distribution may include accrued dividends, if the liquidation, dissolution or winding up is involuntary. If the liquidation, dissolution or winding up is voluntary, the distribution may equal the current redemption price per share provided for the series set forth in the prospectus supplement, otherwise than for the sinking fund, if any, provided for the series. Any preferential basis for the distribution will be set forth in the prospectus supplement.
      If, upon any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of the other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our remaining assets after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of United Dominion will be described in the prospectus supplement relating to the series.
Redemption
      A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to the series. The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the series that we will redeem in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.
      If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

      Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.
Sinking Fund
      The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.
Conversion Rights
      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of preferred stock. The preferred stock will have no preemptive rights.
Voting Rights
      The prospectus supplement relating to a particular series of preferred stock will set forth any voting rights applicable to that series.
Restrictions on Ownership and Transfer
      Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions, which apply to our preferred stock and our common stock, include the ownership and transfer restrictions discussed in more detail below under “Description of Common Stock — Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
      The prospectus supplement will state our selection for the transfer agent, registrar and dividend disbursement agent for a series of preferred stock. The registrar for shares of preferred stock will send notices to preferred stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.
DESCRIPTION OF COMMON STOCK
      The following is a summary of some of the important terms of our common stock. The following discussion also summarizes some of the terms of our preferred stock, our stockholder rights plan and Maryland law. None of these summaries or descriptions is complete and all of them are qualified by reference to our charter, bylaws and stockholder rights plan and the applicable provisions of Maryland law. You should review the applicable Maryland law as well as our charter, bylaws and stockholder rights plan for a more complete description of our common stock.
General
      We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share. As of December 31, 2005, there were 134,012,053 shares of our common stock issued and outstanding and 23,833,710 shares of our common stock reserved for issuance upon exercise of outstanding stock options, convertible notes, convertible preferred stock and operating partnership units exchangeable for our common stock.
Voting Rights
      Holders of our common stock have one vote per share and are not entitled to cumulate votes in the election of directors. The holders of our outstanding Series E Preferred Stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote. If we issue shares of our Series F Preferred Stock, the holders thereof will be entitled to one vote for each share of the Series F Preferred Stock they hold, voting together with the holders of our common stock, on each matter submitted to a vote of securityholders at a meeting of our stockholders.
Dividends
      Holders of our common stock are entitled to receive dividends if, when and as declared by our board of directors out of legally available funds after payment of, or provision for, full cumulative dividends on shares of our preferred stock then outstanding. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preemptive rights.
      The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which in general provide that no dividends will be declared or paid on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of our company, the holders of each series of outstanding preferred stock will be entitled to receive out of our assets available for distribution to stockholders the liquidation preference of that series before any amount is distributed to holders of common stock.
Certain Maryland Law Provisions
      As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.
      Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.
      The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.
      Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.
Restrictions on Ownership and Transfer
      Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

•	no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

•	any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

•	except as provided in our charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

•	any transfer of shares of equity stock that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Transfer Agent
      The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., 161 North Concord Exchange, South St. Paul, Minnesota 55075.
Exchange Listing
      Our common stock is listed for trading on the New York Stock Exchange under the symbol “UDR.”
Preferred Stock Purchase Rights
      Pursuant to our First Amended and Restated Rights Agreement dated September 14, 1999, each share of our common stock evidences one right to purchase from us one one-thousandth of a share of our Series C Junior Participating Cumulative Redeemable Preferred Stock. Except with respect to certain preferential rights, each one one-thousandth of a share of Series C Preferred Stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. The rights are not currently exercisable and no shares of Series C Preferred Stock are currently outstanding.
      The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

•	10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock, or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.
      Generally, the rights will become exercisable at the time of the distribution of certificates evidencing the rights as set forth above. The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.
      The Series C Preferred Stock is junior to all other outstanding series of preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of our liquidation, dissolution or winding up. The Series C Preferred Stock is senior to the common stock and any other capital stock of United Dominion ranking, as to dividends and upon liquidation, junior to the Series C Preferred Stock.
      Holders of shares of the Series C Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, out of legally available funds, cumulative preferential cash dividends payable quarterly in an amount per share equal to the greater of:

•	$0.01 or

•	subject to adjustment set forth in the charter, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions, other than dividends payable in shares of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series C Preferred Stock.
      In the event of any liquidation, dissolution or winding up of United Dominion, the holders of shares of Series C Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, subject to the prior preferential rights of our other preferred stock ranking senior to the Series C Preferred Stock, a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon to the date of payment, which is referred to as the “Series C Preferred Liquidation Preference.” After the payment to the holders of the shares of the Series C Preferred Stock of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred Stock as such shall have no right or claim to any of our remaining assets until the holders of common stock shall have received an amount per share, referred to as the “common adjustment,” equal to the quotient obtained by dividing the Series C Preferred Liquidation Preference by 1,000, subject to adjustments as set forth in the charter. Following the payment of the full amount of the Series C Preferred Liquidation Preference, the full amount of any liquidation preference payable to holders of any of our other shares of stock ranking on a parity with the Series C Preferred Stock as to any liquidation distribution, and the full amount of the common adjustment, respectively, holders of shares of the Series C Preferred Stock, such other shares and shares of the common stock shall be entitled to receive their ratable and proportionate share of our remaining assets to be distributed in the ratio of 1,000 (subject to adjustment as set forth in our charter) to 1 with respect to the Series C Preferred Stock, such other shares and the common stock, on a per share basis, respectively. In the event that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference and such other liquidation preferences to permit payment in full of the common adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.
      The outstanding shares of Series C Preferred Stock may be redeemed at the option of the board of directors as a whole, but not in part, at any time, or from time to time, at a redemption price per share equal to 1,000 (subject to certain adjustments as set forth in our charter) times the Average Market Value of the common stock, plus all accrued and unpaid dividends to and including the date fixed for redemption. The “Average Market Value” is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States registered securities exchange on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The Nasdaq Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by our board of directors in good faith.
      Each share of Series C Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In general, the holders of shares of Series C Preferred Stock and the holders of shares of common stock vote together as one voting group on all those matters. If the Series C Preferred Stock is listed or admitted to trading on the New York Stock Exchange, approval by the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock will be required for adoption of any amendment to our charter or bylaws that would materially affect the existing terms of the Series C Preferred Stock.
      Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more consecutive quarterly periods, the holders of such shares, voting separately as a class with all other series of preferred stock having like voting rights, will be entitled to vote for the election of two additional directors of United Dominion at a special meeting called by the holders of record of at least 10% of the Series C Preferred Stock or the holders of any other series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire board of United Dominion will be increased by two directors.
      The dividend rate on the Series C Preferred Stock, the common adjustment, the Series C Preferred Stock redemption price and the number of votes per share of Series C Preferred Stock and certain other terms of the Series C Preferred Stock are all subject to adjustment upon the declaration of any dividend payable in common stock, subdivision of the outstanding common stock or combination of the outstanding shares of common stock into a smaller number of shares.
      The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of United Dominion except as provided in Article VI of our charter.

      Effective January 6, 2004, we appointed Wells Fargo Bank, N.A. as Rights Agent under the First Amended and Restated Rights Agreement, replacing Mellon Investor Services LLC.
DESCRIPTION OF WARRANTS
      We may issue warrants, in one or more series, for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities.
      The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock, preferred stock or debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our stock or debt securities and is not entitled to any payments on any debt securities or shares of stock issuable upon exercise of the warrants.
      A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or shares of stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants,

•	the debt securities or stock for which each warrant is exercisable,

•	the date or dates on which the right to exercise such warrants commence and expire,

•	the price or prices at which such warrants are exercisable,

•	the currency or currencies in which such warrants are exercisable,

•	the periods during which and places at which such warrants are exercisable,

•	the terms of any mandatory or optional call provisions,

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

•	the identity of the warrant agent, and

•	the exchanges, if any, on which such warrants may be listed.
      You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.
DESCRIPTION OF PURCHASE CONTRACTS
      We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.
      The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
      We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion describes the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT which may be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of our debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT.
      We urge you to consult your own tax advisor regarding the tax consequences to you of the acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.
General
      We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Although we intend to continue to operate to satisfy such requirements, the actual results of our operations for any particular taxable year may not satisfy such requirements.
      The provisions of the Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT and the taxation of holders of our securities are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.
      Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus. In connection with this filing, Morrison & Foerster LLP will opine that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the taxable year ended December 31, 2002 through our taxable year ended December 31, 2005, and if we continue to be organized and operated after December 31, 2005 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.
      In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations under current law.
      If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years.
REIT Taxation
      In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net income that we distribute to stockholders, except as follows:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.

•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	Third, if we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•	Fourth, if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than, foreclosure property and property involuntarily converted), such income will be subject to a 100% penalty tax.

•	Fifth, as discussed in detail below, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we ordinarily will be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

•	Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

•	Seventh, if we acquire any asset from a C-corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C-corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

•	Eighth, we may be subject to an excise tax if our dealings with our taxable REIT subsidiaries, defined below, are not at arm’s length.

•	Finally, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification
      The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets and minimum distribution requirements with respect to its REIT taxable income.
      The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).
      We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of our stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his U.S. federal income tax returns a similar statement disclosing the actual ownership of our stock and certain other information. In addition, our charter restricts the transfer of our shares in order to assist in satisfying the share ownership requirements. These restrictions are discussed in more detail above under the heading “Description of Common Stock — Restrictions on Ownership and Transfer.”
      Although we intend to satisfy the stockholder demand letter rules described in the preceding paragraph, our failure to satisfy these requirements will not result in our disqualification as a REIT under the Code but may result in the imposition of Internal Revenue Service penalties against us.
      We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified

REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “Asset Tests.”
      In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of a partnership in which we own an interest, directly or indirectly will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below. The taxation of our investments in partnerships is discussed below under “Investments in Partnerships.”
      We report our net income based on the calendar year.
Asset Tests
      At the close of each quarter of our taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of exceptions applicable, for example, to “straight debt,” as specially defined for this purpose.
      We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to or rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm’s length terms. No assurance can be given that our loans to or rental, service or other agreements with our taxable REIT subsidiaries will be on arm’s length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to such recipients. The taxation of U.S. holders of our equity stock is discussed below under “Taxation of Taxable U.S. Holders.”
      We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm’s length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.
      Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with the Internal Revenue Service describing each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets and the end of the quarter in which we come into compliance with the asset tests.
Gross Income Tests
      We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our pro rata share based on our capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. The taxation of our investments in partnerships is discussed below under “Investments in Partnerships.”

The 75% Test
      At least 75% of our gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business, or “dealer property”; (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property, or “foreclosure property”; (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.
      Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns (i) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant; or (ii) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant, or a “related party tenant,” unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.
      In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.
      We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% restriction. Finally, we do not believe that we provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. We do not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Test
      In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).
      From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of our 2004 tax year, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning in 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

      Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We have leases on certain other properties that we own and we treat the income from those leases as nonqualifying income for purposes of the 75% and 95% gross income tests; however, we anticipate that income from those properties and our other investments will not result in our failing the 75% or 95% gross income test for any year.
      Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if our failure to comply was due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% (95% for 2005 and later taxable years) of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.
Like-Kind Exchanges
      We may dispose of our properties in transactions intended to qualify under a provision of the Code which permits the nonrecognition of loss or gain on the exchange of property held for productive use in a trade or business or for investment for property “of like kind.” No assurance can be given that our nonrecognition of loss or gain will be respected for U.S. federal income tax purposes. If not, we may be required to make additional distributions to our stockholders under the “deficiency dividend” procedures set forth below.
Annual Distribution Requirements
      To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of our REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following twelve months if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.
      We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.
      If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the Internal Revenue Service or we determine that we understated our income on a filed return, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.
      Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.
      Under legislation enacted in 2004, the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners may be subject to certain limitations. As a result, beginning in 2006, certain losses generated with respect to properties owned by a partnership in which we invest, such as our operating partnerships, may be disallowed, which could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to our stockholders that are taxable as dividends.
Prohibited Transaction Rules
      A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which we refer to as a “prohibited transaction.” Under a safe harbor provision in the Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated.
Failure to Qualify
      If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Investments in Partnerships
      The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in entities treated as partnerships for U.S. federal income tax purposes. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

General
      We hold a direct ownership interest in certain partnerships. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share, based on our capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests, and we include our allocable share of such partnership items in the computation of our REIT taxable income. Any resultant increase in our REIT taxable income increases our distribution requirements, but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. Moreover, for purposes of the REIT asset tests, we include our proportionate share, generally based on our capital interest in the partnership, of assets held by the partnerships.

Tax Allocations with Respect to the Properties
      Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or a “book-tax difference.” Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our two material partnership subsidiaries, referred to in this discussion as the “operating partnerships,” have property subject to book-tax differences. Consequently, the partnership agreement of the operating partnerships requires such allocations to be made in a manner consistent with Section 704(c) of the Code.
      In general, the partners who contributed appreciated assets to the operating partnerships will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnerships of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnerships can be expected to cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. In addition, the application of Section 704(c) of the Code is not entirely clear and may be affected by authority that may be promulgated in the future.

Sale of the Properties
      Generally, any gain realized by the operating partnerships on the sale of property held by the operating partnerships will be capital gain, except for any portion of such gain that is treated as certain depreciation or cost recovery recapture. Our share of any gain realized by the operating partnerships on the sale of any “dealer property” generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, as discussed above under “Prohibited Transaction Rules.” Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and to make such occasional sales of their properties as are consistent with our investment objectives. Based upon such investment objectives, we believe that in general our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.
Investment in Our Stock
      The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our equity stock as of the date hereof. This summary deals only with equity stock held as “capital assets,” (within the meaning of Section 1221 of the Code), and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to market rules of the Code, persons that will hold our stock as a position in a hedging transaction, “integrated transaction,” “straddle” or “conversion transaction” for U.S. federal income tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders, as defined below, that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations.
      In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of our equity stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our equity stock.
      As used herein, the term “U.S. holder” means any beneficial owner of our equity stock who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. persons under applicable U.S. Treasury regulations. As used herein, the term “non-U.S. holder” means a beneficial owner of our equity stock who or that is not a U.S. holder.

Taxation of Taxable U.S. Holders
      As long as we qualify as a REIT, distributions made to our taxable U.S. holders on our equity stock out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income, and U.S. holders that are corporations will not be entitled to a dividends received deduction.
      “Qualified dividend income” of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends to 15% for taxable years ending after December 31, 2002 and beginning before January 1, 2009. In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend; different holding periods apply to our preferred stock.
      To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. holder, reducing the tax basis of a U.S. holder’s equity stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. holder’s tax basis treated as proceeds from a sale of equity stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by us in October, November or December of any year and payable to a U.S. holder who held our equity stock on a specified record date in any such month shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.
      In general, distributions which are designated by us as capital gain dividends will be taxable to U.S. holders as gain from the sale of assets held for greater than one year, or “long-term capital gain.” That treatment will apply regardless of the period for which a U.S. holder has held the equity stock upon which the capital gain dividend is paid. However, corporate U.S. holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain attributable to sales or exchanges occurring on or after May 6, 2003 but before January 1, 2009. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our “unrecaptured Section 1250 gain.”
      We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gain. In such event, we would pay tax on such retained net long-term capital gain. In addition, to the extent designated by us, a U.S. holder generally would (1) include his proportionate share of such undistributed long-term capital gain in computing his long-term capital gain for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid his share of the U.S. federal income tax imposed on us on the designated amounts included in such U.S. holder’s long-term capital gain, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. holder, (4) increase the adjusted basis of his equity stock by the difference between the amount of such includable gain and the tax deemed to have been paid by him, and (5) in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations.
      Distributions made by us and gain arising from the sale or exchange by a U.S. holder of equity stock will not be treated as passive activity income, and as a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses.
      Disposition of Equity Stock. Upon any taxable sale or other disposition of our equity stock, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. holder’s adjusted basis in the equity stock for tax purposes.
      This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively if our equity stock has been held for more than one year at the time of the disposition. Noncorporate U.S. holders generally are taxable at a current maximum rate of 15% on long-term capital gain. The U.S. Treasury has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. holders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate

U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our equity stock regardless of its holding period for the shares.
      In general, any loss upon a sale or exchange of our equity stock by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us required to be treated by such U.S. holder as long-term capital gain.
      Information Reporting and Backup Withholding. Payments of dividends on our equity stock and proceeds received upon the sale, redemption or other disposition of our shares may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect taxpayer identification number,

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.
      A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.
      You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Taxation of Tax-Exempt U.S. Holders
      Based upon a published ruling by the Internal Revenue Service, a distribution by us to, and gain upon a disposition of our equity stock by, a U.S. holder that is a tax-exempt entity will not constitute “unrelated business taxable income,” or “UBTI,” provided that the tax-exempt entity has not financed the acquisition of its equity stock with “acquisition indebtedness” within the meaning of the Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(l7) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. holders should consult their own tax advisers concerning these “set aside” and reserve requirements.
      Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a “pension-held REIT.” We believe that we are not, and we do not expect to become, a “pension-held REIT.” If we were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our shares.

Taxation of Non-U.S. Holders
      The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our equity stock applicable to non-U.S. holders of such shares. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from the Company
      1. Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our equity stock. In cases where the dividend income from a non-U.S. holder’s investment in our equity stock is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder).
      2. Non-Dividend Distributions. Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our equity stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.
      We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder). However, the non-U.S. holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
      3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains, which we refer to as “USRPI Capital Gains,” from dispositions of United States Real Property Interests, or “USRPIs,” will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by us generally are USRPIs.) Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our equity stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. holder from the sale or exchange of a USRPI if

(1) the class of our equity stock held by such non-U.S. holder is regularly traded on an established securities market located in the United States and (2) the non-U.S. holder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. holder, and the tax consequences to the non-U.S. holder will be as described above under “Ordinary Dividends.”
      Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to U.S. federal income taxation, unless (1) investment in our equity stock is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain (except that a corporate non-U.S. holder may also be subject to the 30% branch profits tax), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s U.S. capital gain.
      We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of a class of our equity stock while such class of stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under “Ordinary Dividends.”
      Disposition of Our Equity Stock. Unless our equity stock constitutes a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation unless (1) the investment in the equity stock is effectively connected with the non-U.S. holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), or (2) the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.
      Our equity stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our equity stock will not be subject to taxation under FIRPTA. Because at least some classes of our equity stock will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.
      Even if we do not constitute a domestically controlled REIT, a non-U.S. holder’s sale of our equity stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the shares are “regularly traded” (as defined by applicable U.S. Treasury regulations) on an established securities market and (2) the selling non-U.S holder held (taking into account constructive ownership rules) 5% or less of our outstanding equity stock at all times during a specified testing period. It is currently anticipated that our stock will, in the future, be regularly traded on an established securities market within the meaning of this provision.
      If gain on the sale of our equity stock were to be subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, the purchaser of the equity stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.
      Information Reporting and Backup Withholding. Backup withholding will apply to dividend payments made to a non-U.S. holder of our equity stock unless the holder has certified that it is not a

U.S. holder and the payor has no actual knowledge that the owner is not a non-U.S. holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.
      Payment of the proceeds from a disposition of our shares by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our shares are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.
      A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.
Other Tax Considerations

Dividend Reinvestment Program
      Stockholders participating in our common stock dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such Stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Possible Legislative or Other Actions Affecting Tax Considerations
      Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes
      We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our equity stock.

SELLING SECURITYHOLDERS
      Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
PLAN OF DISTRIBUTION
      We may sell the offered securities on a delayed or continuous basis through one or more agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. This prospectus may also be used to offer any of these securities for the account of persons other than us as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.
      Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore we cannot assure you that any of these statements included in this document or in the documents incorporated by reference will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

LEGAL MATTERS
      Certain legal matters with respect to the securities being offered hereby will be passed upon for us by Morrison & Foerster LLP. Any agents or underwriters will be represented by their own counsel named in the applicable prospectus supplement.
EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2004 included in our Current Report on Form 8-K filed on November 15, 2005, and has audited management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

UDR, Inc.